AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 1999
                         REGISTRATION NO. 333-86659


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                        ------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                        ------------------------------

                              EMC CORPORATION
           (Exact name of Registrant as specified in its charter)

              MASSACHUSETTS                        3572                    04-2680009
      (State or other Jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
    of Incorporation or Organization)   Classification Code Number)    Identification No.)

                             35 PARKWOOD DRIVE
                       HOPKINTON, MASSACHUSETTS 01748
                               (508) 435-1000
(Address,        including zip code, and telephone number, including area
                 code, of Registrant's principal executive offices)

                       ------------------------------

                            PAUL T. DACIER, ESQ.
                     VICE PRESIDENT AND GENERAL COUNSEL
                              EMC CORPORATION
                             35 PARKWOOD DRIVE
                       HOPKINTON, MASSACHUSETTS 01748
                               (508) 435-1000
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                       ------------------------------
                                 COPIES TO:
      MARGARET A. BROWN, ESQ.                     EDWARD D.HERLIHY, ESQ.
  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP     WACHTELL, LIPTON, ROSEN & KATZ
        ONE BEACON STREET                         51 WEST 52ND STREET
    BOSTON, MASSACHUSETTS 02108                 NEW YORK, NEW YORK 10019
        (617) 573-4800                             (212) 403-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND CERTAIN OTHER CONDITIONS UNDER THE MERGER AGREEMENT ARE MET OR WAIVED.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]



                                     CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                     AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF             TO BE         OFFERING PRICE    AGGREGATE OFFERING        AMOUNT OF
 SECURITIES TO BE REGISTERED     REGISTERED (1)      PER UNIT (2)          PRICE (2)       REGISTRATION FEE (3)
---------------------------------------------------------------------------------------------------------------
Common stock, par value $.01       18,151,403          $18.1875          $330,128,629            $66,026
per share
===============================================================================================================

(1) Based on the estimated maximum number of shares of EMC common stock to be issued in connection with the merger.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of shares of the common stock of Data General Corporation on the New York Stock Exchange on August 31, 1999.

(3) Estimated in accordance with Rule 457(c) and (f), solely for the purpose of determining the registration fee. Represents the product of
    (i) $18.1875, the average of the high and low prices reported on the New York Stock Exchange on August 31, 1999 for Data General common stock, multiplied by (ii) 55,645,010, the maximum number of shares of Data General common stock which will be converted into shares of EMC common stock pursuant to the merger. The entire amount of the registration fee has been offset by amounts previously paid by Data General in connection with the filing of preliminary proxy materials by Data General with the Commission on August 20, 1999 as permitted by Rule 457(b). Accordingly, no additional fee has been paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS.

        Section 67 of Chapter 156B of the Massachusetts General Law authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

        Article 6(k) of the Registrant's Restated Articles of Association provides as follows:

        No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that to the extent, and only to the extent, required by Section 13(b) (1 1/2) or any successor provision of the Massachusetts Business Corporation Law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of this Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(k) becomes effective. No amendment to or repeal of this Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.

        In addition, Article Section 7 of the Registrant's Amended and Restated By-Laws, entitled "Indemnification of Directors and Officers," provides as follows:

        The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who act at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter related to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this Section 7. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this Section, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this Section shall affect any rights to indemnification to which corporate personnel other than directors or officers may be entitled by contract or otherwise under law.

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits


  EXHIBIT
  NUMBER                            DESCRIPTION
  ------                            ------------

      2.1 Agreement and Plan of Merger dated as of August 6, 1999 by and among EMC Corporation ("EMC"), Emerald Merger Corporation and Data General Corporation.(14)

      3.1    Articles of Organization of EMC Corporation.(1)

      3.2    Articles of Amendment filed February 26, 1986.(1)

      3.3    Articles of Amendment filed April 2, 1986.(1)

      3.4    Articles of Amendment filed May 13, 1987.(2)

      3.5    Articles of Amendment filed June 19, 1992.(3)

      3.6    Articles of Amendment filed May 12, 1993.(4)

      3.7    Articles of Amendment filed November 12, 1993.(5)

      3.8    Articles of Amendment filed May 10, 1995.(6)

      3.9    Articles of Amendment filed May 7, 1997.(7)

      3.10   Articles of Amendment filed May 13, 1999.(8)

      3.11   Amended and Restated By-laws of EMC Corporation.(9)

      4.1    Form of Stock Certificate.(10)

      4.2 Indenture, dated as of March 11, 1997 between EMC Corporation and State Street Bank and Trust Company, Trustee.(11)

      4.3    Form of 3 1/4% Convertible Subordinated Note due 2002.(11)

      4.4 Indenture, dated as of May 21, 1997 between Data General Corporation and The Bank of New York.(12)

      4.5    Form of 6% Convertible Subordinated Note due 2004.(13)

      4.6 First Supplemental Indenture, dated as of October 12, 1999 between Data General Corporation and The Bank of New York.(15)

      5.1 Opinion of Paul T. Dacier, Esq., Vice President and General Counsel of EMC, regarding validity of securities being registered.(14)

      8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.(15)

      8.2 Opinion of Wachtell, Lipton, Rosen & Katz regarding certain tax matters.(15)

     10.1    EMC Corporation 1985 Stock Option Plan, as amended.(9)

     10.2 EMC Corporation 1992 Stock Option Plan for Directors, as amended.(9)

     10.3    EMC Corporation 1993 Stock Option Plan, as amended.(9)

     21.1    Subsidiaries of Registrant.(9)

     23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference).

     23.2    Consent of PricewaterhouseCoopers LLP.(14)

     23.3 Consent of Wachtell, Lipton, Rosen & Katz (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).

     23.4 Consent of Morgan Stanley & Co. Incorporated (included as part of its opinion filed as Exhibit 99.1 and incorporated herein by reference).

     23.5 Consent of Paul T. Dacier, Esq., Vice President and General Counsel of EMC (included as part of his opinion filed as Exhibit 5.1 and incorporated herein by reference).

     23.6    Consent of PricewaterhouseCoopers LLP.(14)

     24.1    Power of Attorney.(14)

     99.1    Opinion of Morgan Stanley, & Co. Incorporated.(14)

     99.2    Form of Proxy of Data General Corporation.(14)


 1. Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-3656).

 2. Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-17218).

 3. Incorporated by reference to the Company's Annual Report on Form 10-K filed February 12, 1993.

 4. Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-67224).

 5. Incorporated by reference to the Company's Current Report on Form 8-K filed November 19, 1993.

 6. Incorporated by reference to the Company's Current Report on Form 8-K filed May 26, 1995. 7. Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed May 14, 1997.

 8. Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed May 13, 1999.

 9. Incorporated by reference to the Company's Annual Report on Form 10-K filed March 11, 1999.

10. Incorporated by reference to the Company's Annual Report on Form 10-K filed March 31, 1988.

11. Incorporated by reference to the Company's Registration Statement on Form S-3 (No. 333-24901).

12. Incorporated by reference to the Registration Statement on Form S-3 of Data General Corporation filed June 27, 1997.

13. Incorporated by reference to the Registration Statement on Form 8-A of Data General Corporation filed March 16, 1998.

14. Previously filed with this Registration Statement on Form S-4 on September 7, 1999.

15.   Filed herewith.



ITEM 22.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

        (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

        (3) that every prospectus (i) that is filed pursuant to paragraph
        (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to such request; and

        (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hopkinton, Commonwealth of Massachusetts, on October 14, 1999.


                              EMC CORPORATION


                              By:   /s/ Michael C. Ruettgers*
                                    -------------------------------------
                                    Michael C. Ruettgers
                                    President and Chief Executive Officer



SIGNATURE                      TITLE                                 DATE

  /s/ Richard J. Egan*         Chairman of the Board                 October 14, 1999
---------------------
      Richard J. Egan


   /s/ Michael C.Ruettgers*    President, Chief Executive Officer    October 14, 1999
---------------------------    and Director
       Michael C. Ruettgers   (Principal Executive Officer)


  /s/  Colin G. Patteson*      Senior Vice President, Chief          October 14, 1999
--------------------------
       Colin G. Patteson       Administrative Officer and Treasurer
                               (Principal Financial Officer)


 /s/  William J. Teuber, Jr.*  Vice President and Chief Financial    October 14, 1999
-----------------------------  Officer
      William J. Teuber, Jr.   (Principal Accounting Officer)


  /s/ Michael J.Cronin*        Director                              October 14, 1999
-----------------------
      Michael J. Cronin


 /s/ John R. Egan*             Director                              October 14, 1999
-----------------------
     John R. Egan


 /s/ Maureen E. Egan*          Director                              October 14, 1999
----------------------
     Maureen E. Egan


 /s/ W. Paul Fitzgerald*       Director                              October 14, 1999
------------------------
     W. Paul Fitzgerald


  /s/ Joseph F. Oliveri*       Director                              October 14, 1999
 -----------------------
      Joseph F. Oliveri


* By:  /s/ Paul T. Dacier
      -------------------
      Paul T. Dacier
      Attorney-in-Fact



                               EXHIBIT INDEX


  EXHIBIT
  NUMBER                              DESCRIPTION
  ------                              -----------

      2.1 Agreement and Plan of Merger dated as of August 6, 1999 by and among EMC Corporation ("EMC"), Emerald Merger Corporation and Data General Corporation.(14)

      3.2   Articles of Amendment filed February 26, 1986.(1)

      3.3   Articles of Amendment filed April 2, 1986.(1)

      3.4   Articles of Amendment filed May 13, 1987.(2)

      3.5   Articles of Amendment filed June 19, 1992.(3)

      3.6   Articles of Amendment filed May 12, 1993.(4)

      3.7   Articles of Amendment filed November 12, 1993.(5)

      3.8   Articles of Amendment filed May 10, 1995.(6)

      3.9   Articles of Amendment filed May 7, 1997.(7)

      3.10  Articles of Amendment filed May 13, 1999.(8)

      3.11  Amended and Restated By-laws of EMC Corporation.(9)

      4.1   Form of Stock Certificate.(10)

      4.2 Indenture, dated as of March 11, 1997 between EMC Corporation and State Street Bank and Trust Company, Trustee.(11)

      4.3   Form of 3 1/4% Convertible Subordinated Note due 2002.(11)

      4.4 Indenture, dated as of May 21, 1997 between Data General Corporation and The Bank of New York.(12)

      4.5   Form of 6% Convertible Subordinated Note due 2004.(13)

      4.6 First Supplemental Indenture, dated as of October 12, 1999 between Data General Corporation and The Bank of New York.(15)

      5.1 Opinion of Paul T. Dacier, Esq., Vice President and General Counsel of EMC, regarding validity of securities being registered.(14)

      8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax matters.(15)

      8.2 Opinion of Wachtell, Lipton, Rosen & Katz regarding certain tax matters.(15)

     10.1   EMC Corporation 1985 Stock Option Plan, as amended.(9)

     10.2 EMC) Corporation 1992 Stock Option Plan for Directors, as amended.(9)

     10.3   EMC Corporation 1993 Stock Option Plan, as amended.(9)

     21.1   Subsidiaries of Registrant.(9)

     23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference).

     23.2   Consent of PricewaterhouseCoopers LLP.(14)

     23.3 Consent of Wachtell, Lipton, Rosen & Katz (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).

     23..4 Consent of Morgan Stanley & Co. Incorporated (included as part of its opinion filed as Exhibit 99.1 and incorporated herein by reference).

     23.5 Consent of Paul T. Dacier, Esq., Vice President and General Counsel of EMC (included as part of his opinion filed as Exhibit 5.1 and incorporated herein by reference).

     23.6   Consent of PrincwaterhouseCoopers LLP.(14)

     24.1 Power of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).(14)

     99.1   Opinion of Morgan Stanley, & Co. Incorporated.(14)

     99.2   Form of Proxy of Data General Corporation.(14)


 1. Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-3656).

 2. Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-17218).

 3. Incorporated by reference to the Company's Annual Report on Form 10-K filed February 12, 1993.

 4. Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-67224).

 5. Incorporated by reference to the Company's Current Report on Form 8-K filed November 19, 1993.

 6. Incorporated by reference to the Company's Current Report on Form 8-K filed May 26, 1995. 7. Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed May 14, 1997.

 8. Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed May 13, 1999.

 9. Incorporated by reference to the Company's Annual Report on Form 10-K filed March 11, 1999.

10. Incorporated by reference to the Company's Annual Report on Form 10-K filed March 31, 1988.

11. Incorporated by reference to the Company's Registration Statement on Form S-3 (No. 333-24901).

12. Incorporated by reference to the Registration Statement on Form S-3 of Data General Corporation filed June 27, 1997.

13. Incorporated by reference to the Registration Statement on Form 8-A of Data General Corporation filed March 16, 1998.

14. Previously filed with this Registration Statement on Form S-4 on September 7, 1999.

15.   Filed herewith.